                                                                EXHIBIT 10.10(E)

                                 AMENDMENT NO. 4

                  AMENDMENT NO. 4, dated as of December 27, 2006 (this
"Amendment"), to the Third Amended and Restated Credit Agreement, dated as of
May 19, 2005 (as amended by the Amendment, dated as of April 7, 2006, the
Amendment dated as of April 24, 2006, and the Amendment No. 3 dated as of
November 30, 2006, the "Credit Agreement"), among FINLAY FINE JEWELRY
CORPORATION, a Delaware corporation ("Finlay" or the "Borrower Representative")
and CARLYLE & CO. JEWELERS, a Delaware corporation ("Carlyle") (Finlay and
Carlyle are collectively referred to herein as the "Borrowers" and individually as a "Borrower"), FINLAY ENTERPRISES, INC., a Delaware corporation (the
"Parent"), and GENERAL ELECTRIC CAPITAL CORPORATION ("GE Capital"), individually and as administrative agent for each of the Lenders hereunder (GE Capital, in such capacity, the "Agent"), for each of the Lenders hereunder, and the other banks and other financial institutions named herein and whose signatures appear on the signature pages thereto (GE Capital and such other banks and other financial institutions and their respective successors and assigns, individually, a "Lender" and collectively, the "Lenders"). Capitalized terms used herein without definition shall have the respective meanings ascribed to those terms in the Credit Agreement.

                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS, the Borrowers have requested a facilities increase option in an aggregate principal amount of up to $75,000,000; and

                  WHEREAS, the Lenders are willing to commit to the facilities increase option as set forth herein; and

                  WHEREAS, the Borrowers have requested additional amendments to the Credit Agreement as herein set forth; and

                  WHEREAS, the Borrowers, the Agent and the Lenders signatory hereto have agreed to amend the Credit Agreement on the terms and subject to the conditions herein provided; and

                  NOW, THEREFORE, for good and valuable consideration, the
receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         Section 1.        Amendments to the Credit Agreement.
                           -----------------------------------

                (a) Cover Page and Preamble.
                    -----------------------

                           (1) The cover page to the Credit Agreement is hereby
deleted in its entirety and replaced with Annex A hereto.

                           (2) The preamble to the Credit Agreement is hereby
amended by deleting it in its entirety and replacing it with the following:

                           THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as
         of May 19, 2005, among FINLAY FINE JEWELRY CORPORATION, a Delaware corporation ("Finlay" or "Borrower Representative") and CARLYLE & CO.
         JEWELERS, a Delaware corporation ("Carlyle") (Finlay and Carlyle are collectively referred to herein as the "Borrowers" and individually as a "Borrower"), FINLAY ENTERPRISES, INC., a

         Delaware corporation (the "Parent"), GENERAL ELECTRIC CAPITAL
         CORPORATION, a Delaware corporation having an office at 201 Merritt 7,
         Norwalk, CT 06856 ("GE Capital"), individually and as administrative agent for each of the Lenders hereunder (GE Capital, in such capacity, together with any successor administrative agent under Section 12.13 hereof, being the "Agent"), JPMorgan Chase Bank, N.A. ("JPMorgan"), individually and as syndication agent (JPMorgan, in such capacity, being the "Syndication Agent"), and the other banks and other financial institutions named herein and whose signatures appear on the signature pages hereto (GE Capital, JPMorgan, and such other banks and other financial institutions and their respective successors and assigns, individually, a "Lender" and collectively, the "Lenders").

                (b) Section 1.1 Certain Defined Terms.
                    ---------------------------------

                           (1) The following definitions shall be inserted in
proper alphabetical order:

                           "Acquired Business" shall have the meaning set forth
         in the definition of Permitted Acquisition.

                           "Amendment No. 4 Effective Date" shall mean the
         Effective Date under and as defined in Amendment No. 4 to the Third
         Amended and Restated Credit Agreement, dated as of December 27, 2006, among the Borrowers, the Parent, the Agent and the Lenders party thereto.

                           "Applicable Recovery Percentage" shall mean the
         percentage equal to (i) for the months of October through December, the average of the net recovery percentage at cost set forth in the most recently delivered appraisal delivered pursuant to Section 8.1(w) and
         (ii) for the months of January through September, the average of the net recovery percentage at cost set forth in the most recently delivered appraisal delivered pursuant to Section 8.1(w), or, in either case of clause (i) or (ii) above, such higher or lower percentage as determined by the Agent consistent with the recovery percentages in previous appraisals delivered pursuant to Section 8.1(w).

                            "Average Borrowing Base Excess Availability" shall
         mean, on any date of determination, an amount equal to (i) the sum of
         Borrowing Base Excess Availability for each day during the three calendar months most recently ended divided by (ii) the number of days occurring during such period.

                           "Average Excess Availability" shall mean, on any date
         of determination, an amount equal to (i) the sum of Excess Availability for each day during the three calendar months most recently ended divided by (ii) the number of days occurring during such period.

                           "Borrowing Base Excess Availability" shall mean, on
         any date of determination, the excess, if any, of (a) the Aggregate
         Borrowing Base minus (b) the aggregate outstanding Loans and Letter of
         Credit Obligations at such time.

                           "Disqualified Stock" shall mean (a) the Stock of any
         Person that by its terms (or by the terms of any equity into which it is convertible or for which it is exchangeable), or upon the occurrence of any event, matures or is mandatorily

         redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness of such Person or is redeemable at the option of the holder thereof, in whole or in part, in each case, on or prior to six months after the Maturity Date or (b) any Stock which pays dividends (other than in the form of additional shares of such
         Stock).

                           "Facilities Increase" shall have the meaning set
         forth in Section 2.2(c) hereof.

                           "Facilities Increase Date" shall have the meaning set
         forth in Section 2.2(c) hereof.

                           "Facilities Increase Notice" shall mean a notice from
         the Borrowers to the Agent requesting a Facilities Increase, which may include any proposed term and condition for such proposed Facilities
         Increase but shall include in any event the amount of such proposed
         Facilities Increase.

                           "Finlay Appraisal Value" shall mean, at any time, an
         amount equal to the then Applicable Recovery Percentage multiplied by the value of the Inventory of the Finlay Credit Parties at the end of
         the most recently ended month pursuant to Section 8.1(x).

                           "Foreign Inventory" shall mean any Inventory located
         outside of the United States of America or Canada.

                           "Foreign Receivables" shall mean any Receivables
         located outside of the United States of America or Canada.

                           "Permitted Acquisition" shall mean the purchase by a
         Borrower or Guarantor after the date hereof of all or substantially all of the assets of any Person or a business or division of such Person
         (whether pursuant to a merger or other transaction) or of all or a majority of the capital stock of a Person (such assets or Person being referred to herein as the "Acquired Business") and in one or a series of transactions that satisfies each of the following conditions as determined by the Agent:

                                    (a)  Agent shall have received not less than
                  ten (10) Business Days' prior written notice of the proposed acquisition and such information with respect thereto as Agent may reasonably request, including (i) the proposed date and amount of the acquisition, (ii) a list and description of the assets or shares to be acquired, (iii) the total purchase
                  price for the assets to be purchased (and the terms of payment of such purchase price), (iv) a summary of the due diligence undertaken by such Borrower or Grantor in connection with such acquisition, and (v) appropriate financial statements of the
                  Acquired Business;

                                    (b)  the Acquired Business shall be an
                  operating business or company that engages in a line of
                  business substantially similar to the business that Borrowers and Guarantors are engaged in on date hereof;

                                    (c)  the consideration (other than common
                  stock and equity-based compensation) paid for or in connection with the assets or capital stock (or as merger consideration)
                  of the Acquired Business shall not exceed $35,000,000 per
                  annum and after giving effect to such consideration, the
                  aggregate amount of

                  all consideration paid for all Permitted Acquisitions shall not exceed $50,000,000 in the aggregate, provided, that up to 50% of the consideration of any such Permitted
                  Acquisition may be in the form of a Seller Note, provided, further, that (i) if any unsecured Indebtedness of the
                  Acquired Business is assumed by any Borrower or Guarantor in connection with a Permitted Acquisition, the amount of such unsecured Indebtedness shall count toward the aggregate
                  amount of consideration paid for such Permitted Acquisition and (ii) no equity-based consideration shall include
                  Disqualified Stock;

                                    (d)  Agent shall have received: (i) the most
                  recent annual and interim quarterly financial statements with respect to the Acquired Business and related statements of income and cash flows showing positive cash flows for the
                  immediately preceding fiscal year of such Acquired Business,
                  (ii) detailed forecasts of cash flows for the Acquired
                  Business forecasting positive future cash flows, (iii)
                  detailed projections for Parent and its Subsidiaries through the Maturity Date giving pro forma effect to such acquisition, based on assumptions reasonably satisfactory to Agent,
                  prepared in good faith and in a manner and using such
                  methodology as is consistent with the most recent financial statements delivered to Agent pursuant to Section 8.1 hereof, and otherwise in form and substance reasonably satisfactory to
                  Agent, and (iv) revised projections dated no earlier than ten
                  (10) days prior to the date of such acquisition forecasting the amount of the Borrowing Base and Excess Availability for the twelve (12) month period following the acquisition, in form and substance reasonably satisfactory to Agent,
                  representing Borrowers' reasonable best estimate of the future
                  Borrowing Base and Excess Availability for the period set
                  forth therein, which projections shall have been prepared on the basis of the assumptions set forth therein which Borrowers believe are fair and reasonable as of the date of preparation in light of current and reasonably foreseeable business
                  conditions;

                                    (e)  if Agent so elects, Agent shall have
                  received an appraisal of the Inventory of the Acquired
                  Business and such other assets of the Acquired Business as
                  Agent may specify, in each case in form and containing
                  assumptions and appraisal methods satisfactory to Agent by an appraiser reasonably acceptable to Agent, on which Agent and
                  Lenders are expressly permitted to rely;

                                    (f)  if Agent so elects, Agent shall have
                  completed a field examination with respect to the business and assets of the Acquired Business in accordance with Agent's customary procedures and practices and as otherwise required by the nature and circumstances of the business of the
                  Acquired Business, the scope and results of which shall be reasonably satisfactory to Agent, and upon the reasonable
                  request of Agent, the Inventory acquired by such Borrower or
                  Guarantor, as the case may be, pursuant to such acquisition shall at all times after such acquisition be separately
                  identified and reported to Agent in a manner reasonably
                  satisfactory to Agent;

                                    (g)  in the case of the acquisition of Stock
                  of any Person or the formation of any Subsidiary in connection with such acquisition, (i) the Borrower or Guarantor forming such Subsidiary shall (A) execute and deliver to Agent, a
                  pledge and security agreement, in form and substance
                  reasonably satisfactory to Agent, granting to Agent a first pledge of and lien on all of the issued and outstanding shares of Stock of any such Subsidiary, (B) deliver the

                  original stock certificates evidencing such shares of Stock
                  (or such other evidence as may be issued in the case of a
                  limited liability company), together with stock powers with respect thereto duly executed in blank (or the equivalent
                  thereof in the case of a limited liability company in which such interests are certificated, or otherwise take such
                  actions as Agent shall reasonably require with respect to
                  Agent's security interests therein) and (ii) as to any such
                  Subsidiary, the Borrower or Guarantor forming such
                  Subsidiary shall cause any such Subsidiary to execute and
                  deliver to Agent, the following (each in form and substance reasonably satisfactory to Agent), (A) an absolute and
                  unconditional guarantee of payment of the Obligations, (B) a security agreement granting to Agent a first security
                  interest and lien upon all of the assets of any such
                  Subsidiary, and (C) such other agreements, documents and
                  instruments as Agent may reasonably require in connection
                  with the documents referred to above in order to make such
                  Subsidiary a party to this Agreement as a "Borrower" or as a
                  "Guarantor" as Agent may determine, including, but not
                  limited to, supplements and amendments hereto, authorization to file UCC financing statements and other consents,
                  waivers, acknowledgments and other agreements from third
                  persons which Agent may reasonably deem necessary in order to permit, protect and perfect its security interests in and liens upon the assets purchased, corporate resolutions and other organization and authorizing documents of such Person, and favorable opinions of counsel to such person;

                                    (h)  in the case of an acquisition of assets
                  (other than Stock), Agent shall have received, in form and substance reasonably satisfactory to Agent, (i) evidence that
                  Agent has valid and perfected security interests in and liens upon all purchased assets to the extent such assets constitute
                  Collateral hereunder, (ii) such other agreements, documents and instruments as Agent may require in connection with such assets, including, but not limited to, supplements and
                  amendments hereto, authorization to file UCC financing
                  statements and other consents, waivers, acknowledgments and other agreements from third persons which Agent may deem
                  necessary in order to permit, protect and perfect its security interests in and liens upon the assets purchased, corporate resolutions and other organization and authorizing documents of such Person, and favorable opinions of counsel to such
                  person, and (iii) the agreement of the seller consenting to the collateral assignment by such Borrower or Guarantor
                  purchasing such assets of all rights and remedies and claims for damages of such Borrower or Guarantor relating to the
                  Collateral (including, without limitation, any bulk sales
                  indemnification) under the agreements, documents and
                  instruments relating to such acquisition;

                                    (i)  in the case of the acquisition of the
                  Stock of another Person, the board of directors (or other
                  comparable governing body) of such other Person shall have duly approved such acquisition and such Person shall not have announced that it will oppose such acquisition or shall not have commenced any action which alleges that such acquisition will violate applicable law;

                                    (j)  no Default or Event of Default shall
                  exist or have occurred and be continuing as of the date of the acquisition or any payment in respect thereof and after giving effect to the acquisition or such payment;

                                   (k)  Agent shall have received true, correct
                  and complete copies of all material agreements, documents and instruments relating to such acquisition, which documents
                  shall be reasonably satisfactory to Agent.

                           "Seller Note" shall mean an unsecured note issued by
         any Borrower in favor of the seller of an Acquired Business in form and substance reasonably satisfactory to the Administrative Agent.

                           (2) The definition of "Fee Letters" is hereby deleted
in its entirety and replaced with the following:

                           "Fee Letters" shall mean that certain fee letter,
         dated on or about the date hereof, between GE Capital and Finlay.

                           (3) The definition of "Finlay Borrowing Base" is
hereby amended by deleting the existing definition in full and replacing it with the following:

                           "Finlay Borrowing Base" shall mean, at any time, an
         amount equal to the sum of (a) the lesser of (i) 65% of the aggregate value (lower of cost (on a first-in-first-out basis consistent with
         Finlay's practices) and current market value) of Finlay Eligible
         Inventory and (ii) 85% of the Finlay Appraisal Value plus (b) an amount equal to 85% of the Net Amount of Eligible Receivables of the Finlay
         Credit Parties; in each case as indicated on the most recent monthly
         Borrowing Base Certificate delivered to the Agent by Finlay as of such time, unless a more recent Borrowing Base Certificate has been requested by the Agent pursuant to Section 8.1 and delivered by Finlay to the Agent, in which case as indicated on such more recent Borrowing
         Base Certificate. In no event shall the Finlay Borrowing Base be attributable to Foreign Inventory and Foreign Receivables.
         Notwithstanding the foregoing, if any License Agreement in effect as of the Amendment No. 4 Effective Date is not renewed, or notice is received that a License Agreement will not be renewed, each advance rate set forth in clause (a) above against such Inventory located at locations covered by such License Agreement shall be reduced by ten
         (10) percentage points.

                           The Agent reserves the right to adjust the Finlay
         Borrowing Base in its reasonable judgment by revising standards of eligibility, establishing reserves and/or increasing or decreasing from time to time the percentages set forth above, in which case "Finlay
         Borrowing Base" shall be defined to include such revisions, reserves or altered percentages. Notwithstanding the foregoing, any increase in the percentages set forth above shall be subject to Section 12.2.

                           (4) The definition of "Initial Adjustment Date" is
hereby deleted in its entirety.

                           (5) The definition of "Leverage Ratio" is hereby
deleted in its entirety.

                           (6) The definition of "Majority Lenders" is hereby
amended by inserting between "at such time" and "or (b)" the following:

                           "; provided that General Electric Capital Corporation
         and GE Business Capital Corporation together shall be considered one
         Lender for purposes of this clause (a)"

                           (7) The definition of "Maturity Date" is hereby
amended by deleting "January 15, 2008" and replacing it with "January 15, 2011."

                           (8) The definition of "Revolving Credit Facility
Commitment" is hereby deleted in its entirety and replaced with the following:

                           "Revolving Credit Facility Commitment" shall mean, at
         any time, an amount equal to $225,000,000 or such lesser or greater amount after giving effect to (i) each reduction of the Revolving
         Credit Facility Commitment pursuant to Section 2.5 hereof and (ii) each
         Facilities Increase.

                           (9) The definition of "Specialty Stores Borrowing
Base" is hereby amended by deleting the last paragraph of such definition and replacing it with the following:

                           The Agent reserves the right to adjust the Specialty
         Stores Borrowing Base in its reasonable judgment by revising standards of eligibility, establishing reserves, and/or increasing or decreasing from time to time the percentages set forth above, in which case
         "Specialty Stores Borrowing Base" shall be defined to include such revisions, reserves or altered percentages. Notwithstanding the foregoing, any increase in the percentages set forth above shall be subject to Section 12.2.

                           (10) Clause (a) of the definition of "Specialty
Stores Borrowing Base Percentage" is hereby amended by deleting "60%" and replacing it with "65%".

                (c)  Section 2.2 Revolving Credit Facility Commitment
and Borrowing Limit. Section 2.2 (Revolving Credit Facility Commitment and
Borrowing Limit) is hereby amended by inserting at the end of such section the following:

                           (c)  Facilities Increase. (i) Provided that no
         Default or Event of Default is continuing or would result therefrom, the Borrowers may, after the Amendment No. 4 Effective Date, deliver to the Agent a Facilities Increase Notice to request an increase (a
         "Facilities Increase") in the aggregate Revolving Commitments in a principal amount not to exceed $75,000,000 in the aggregate for all such requests; provided, however, that (A) such requested increase shall be in a minimum principal amount of $12,500,000, (B) no
         Facilities Increase of the Revolving Credit Facility shall be effective later than 180 days prior to the Maturity Date and (C) no more than three Facilities Increases shall be made pursuant to this clause (c). Nothing in this Agreement shall be construed to obligate any Lender to negotiate for (whether or not in good faith), solicit, provide or consent to any increase in the Revolving Commitments, and any such increase may be subject to changes in any term herein.

                                (ii) The Agent shall promptly notify each
                  Lender of the proposed Facilities Increase and of the proposed terms and conditions therefor agreed among the Borrowers and the Agent. Each such Lender (and each of their Affiliates)
                  may, in its sole discretion, commit to participate in such
                  Facilities Increase by forwarding its commitment to the Agent therefor in form and substance satisfactory to the Agent. The
                  Agent shall allocate, on a pro rata basis amounts not to
                  exceed for each such Lender the commitment received from such
                  Lender or Affiliate for the Revolving Credit Facility, the
                  Revolving Commitments to be made as part of the Facilities
                  Increase to the Lenders from which it has received such
                  commitments to participate in the Revolving Credit

                  Facility. If the Agent does not receive enough commitments from existing Lenders or their Affiliates, the Agent or any of its Affiliates will use its reasonable efforts to
                  allocate any excess in the proper amount of the Facilities
                  Increase to other Qualified Assignees, provided that any
                  such Qualified Assignee is reasonably satisfactory to the
                  Agent and the Borrowers.

                                (iii) Each Facilities Increase shall become
                  effective after the satisfaction of the conditions precedent set forth in Section 6.3, on a date agreed by the Borrowers and the Agent (a "Facilities Increase Date"). The Agent shall notify the Lenders and the Borrower, on or before 1:00 p.m. on the Business Day preceding the Facilities Increase Date of the effectiveness of the Facilities Increase.

                                (iv) On the Facilities Increase Date, each
                  Lender or Qualified Assignee participating in such Facilities
                  Increase shall purchase from each existing Lender having
                  Revolving Loans outstanding on such Facilities Increase Date, without recourse or warranty, an undivided interest and
                  participation, to the extent of such Lender's pro rata share in the Revolving Credit Facility of the new Revolving
                  Commitments (after giving effect to such Facilities Increase), in the aggregate outstanding Revolving Loans, so as to ensure that, on the Facilities Increase Date after giving effect to such Facilities Increase, each Lender holds its pro rata share in the Revolving Credit Facility and the Revolving Loans
                  outstanding on such Facilities Increase Date.

                (d) Section 2.6 Interest.  Section 2.6(f) is hereby
deleted in its entirety and replaced with the following:

                           (f)  The Applicable Index Margin and Applicable
         Eurodollar Margin, will be 0.00% and 1.50% per annum, respectively, as of the Amendment No. 4 Effective Date. The Applicable Margins will then be adjusted (up or down) prospectively on a quarterly basis as determined by Borrower's Average Borrowing Base Excess Availability,
         commencing on the first day of the Borrower's first full calendar quarter following the Amendment No. 4 Effective Date. Adjustments in
         Applicable Margins will be determined by reference to the following levels:

         LEVEL    IF AVERAGE BORROWING BASE     APPLICABLE        APPLICABLE
                   EXCESS AVAILABILITY IS       INDEX MARGIN  EURODOLLAR MARGIN

           I            < $75 million             0.25%            2.00%

          II          > $75 million and           0.00%            1.75%
                      -
                        < $100 million

          III         > $100 million and          0.00%            1.50%
                      -
                        < $150 million

          IV          > $150 million              0.00%            1.25%
                      -

                  ; provided, that if the Average Excess Availability is less than $30 million as of the last day of any calendar quarter, the
         Applicable Index Margin and the Applicable Eurodollar Margin shall be at least Level II.

                (e) Section 3.1 Mandatory Prepayments. Section 3.1 is hereby amended by deleting paragraph (c) in its entirety and replacing it with
"Intentionally deleted."

                (f) Section 3.5 Unused Facility Fee. Section 3.5 (Unused
Facility Fee) is hereby amended by deleting "thirty-seven and one-half basis points (37.5 b.p.) per annum" and replacing it with "twenty-five basis points
(25 b.p.) per annum."

                (g) Section 6 Conditions Precedent to Each Borrowing and
Issuance of Letters of Credit. Section 6 (Conditions Precedent to Each Borrowing
and Issuance of Letters of Credit) is hereby amended by inserting at the end of such section the following:

                           ss.6.3  CONDITIONS PRECEDENT TO EACH FACILITIES
         INCREASE. The effectiveness of each Facilities Increase shall be subject to the satisfaction of all of the following conditions precedent:

                           (a)     Certain Documents. The Agent shall have
         received on or prior to the Facilities Increase Date for such
         Facilities Increase each of the following, each dated such Facilities
         Increase Date unless otherwise indicated or agreed to by the Agent, in form and substance satisfactory to the Agent:

                                  (i)  written commitments duly executed by
                  existing Lenders or Qualified Assignees in an aggregate
                  amount equal to the amount of the proposed Facilities
                  Increase (as agreed among the Borrowers and the Agent but in any case not to exceed, in the aggregate for all such
                  Facilities Increases, the maximum amount set forth in the
                  Facilities Increase Notice) and, in the case of each such
                  Qualified Assignee, an assumption agreement in form and
                  substance satisfactory to the Agent and duly executed by the
                  Borrowers, the Agent and such Qualified Assignee;

                                 (ii)  an amendment to this Agreement (including
                  to Exhibit A), effective as of the Facilities Increase Date and executed by the Borrowers and the Agent, to the extent necessary to implement terms and conditions of the
                  Facilities Increase;

                                 (iii) for the account of each Lender or
                  Qualified Assignee participating in such Facilities Increase having requested the same by notice to the Agent and the
                  Borrowers received by each at least three Business Days prior to the Facilities Increase Date (or such later date as may be agreed by the Borrowers), Revolving Notes in the Revolving
                  Credit Facility conforming to the requirements set forth in
                  Section 2.3;

                                 (iv)  for each Credit Party executing any Loan
                  Document as part of such Facilities Increase, certified copies of such Credit Party's board of directors or other appropriate governing body approving and authorizing the execution,
                  delivery and performance of each document executed as part of such Facilities Increase to which such Credit Party is a
                  party;

                                 (v)   duly executed favorable opinions of
                  counsel to the Credit Parties (in form and substance
                  satisfactory to the Agent, as the Agent may request); it
                  being understood that to the extent that such opinions of
                  counsel shall rely upon any other opinion of counsel, each such other opinion shall be in form

                  and substance satisfactory to Agent and shall provide that the Agent and Lenders may rely thereon; and

                                 (vi)  such other document as the Agent may
                  reasonably request or as any Lender participating in such
                  Facilities Increase may require as a condition to its
                  commitment in such Facilities Increase.

                           (b)  Fees and Expenses. There shall have been paid
         to the Agent, for the account of the Agent, any Lender (including any
         Person becoming a Lender as part of such Facilities Increase on such
         Facilities Increase Date) or any L/C Issuer, as the case may be, any reasonable fees and expenses due and payable on or before the
         Facilities Increase Date for such Facilities Increase.

                           (c)  Conditions to Extensions of Credit. As of the
         Facilities Increase Date for such Facilities Increase, (i) the conditions precedent set forth in Section 6.1 shall have been satisfied both before and after giving effect to such Facilities
         Increase, (ii) such Facilities Increase shall be made on the terms and conditions set forth in Section 2.2(c)(i) and (iii) to the extent applicable, the Parent shall be in compliance with Section 8.17 as of the most recently ended fiscal quarter on a pro forma basis both before and after giving effect to such Facilities Increase.

                (h) Section 8.1 Financial Statements and Other Information.

                           (1)  Section 8.1(t) is hereby amended by deleting
such paragraph in its entirety and replacing it with the following:

                           (t)  On February 15, May 15, August 15 and
         November 15 of each year, (i) a report of the Borrowers and their
         Subsidiaries detailing the amount of "consigned" or "memo" inventory and owned inventory of the Borrowers and their Subsidiaries in each of the following categories: (A) inventory under two years old, (B)
         inventory between two and three years old, (C) inventory between three and four years old and (D) inventory more than four years old, (ii) a certification by each Borrower that the amount of "consigned" or
         "memo" inventory subject to duly executed Consignor Letters represents at least ninety percent (90%) of the "memo" or "consigned" inventory
         (based on book value) of such Borrower in accordance with Section
         8.14, (iii) copies of any Consignor Letters duly executed by consignors of "consigned" or "memo" inventory other than those
         Consignor Letters already delivered to the Agent and listed on Annex B to Amendment No. 4 to the Credit Agreement, dated as of the Amendment
         No. 4 Effective Date, among the Agent, the Borrowers and the Lenders party thereto and (iv) a complete list of Consignor Letters duly executed by consignors of "consigned" or "memo" inventory.

                           (2)  Section 8.1 is hereby amended by inserting the
following at the end of such section:

                           (w)  At least once each Fiscal Year, inventory
         appraisals on the Inventory of the Finlay Credit Parties only prepared by an independent appraiser satisfactory to the Agent at the expense of the Credit Parties; provided, however, that (i) the Agent may cause a second appraisal during any Fiscal Year period at the expense of the
         Credit Parties if Excess Availability is less than $40,000,000 for five
         (5) consecutive Business Days at any time during such Fiscal Year and
         (ii) the Agent may cause

                                       10

         additional appraisals to be undertaken if in its reasonable discretion it deems such additional appraisals necessary or appropriate, provided that the Credit Parties shall not be obligated to pay for any such additional appraisals pursuant to this clause (ii) unless (A) a
         Default or Event of Default has occurred and is continuing, or (B)
         Excess Availability is at any time equal to or less than $30,000,000, in which case any such additional appraisal shall be at the expense of the Credit Parties.

                           (x)  No later than thirty (30) days after the end of
         each month, or more frequently if requested by the Agent, an inventory report as of the end of such month, including a calculation of all
         Finlay Eligible Inventory and all Inventory of the Finlay Credit
         Parties not constituting Eligible Inventory in form and detail acceptable to the Agent.

                           (y)  If requested, no later than thirty (30) days
         after the end of each month, or more frequently if requested by the
         Agent, inventory reports as of the end of such month by category and location, together with a reconciliation to the corresponding Finlay
         Borrowing Base and the Finlay Credit Parties' general ledger.

                           (z)  No later than 12:00 noon (New York time) five
         (5) Business Days after the end of each calendar quarter a certificate dated the last day of such calendar quarter from Finlay stating the
         Average Excess Availability for the most recently ended calendar quarter.

                           (aa) Such other reports or information regarding the
         Collateral of the Finlay Credit Parties as the Agent shall reasonably request from time to time.

                (i) Section 8A (Carlyle Collateral Reporting). Section 8A(c) is
hereby amended by deleting such paragraph in its entirety and replacing it with the following:

                           (c)  At least once each Fiscal Year, inventory
         appraisals on the Inventory of the Specialty Stores Credit Parties only prepared by an independent appraiser satisfactory to the Agent at the expense of the Credit Parties; provided, however, that (i) the Agent may cause a second appraisal during any Fiscal Year period at the expense of the Credit Parties if Excess Availability is less than
         $40,000,000 for five (5) consecutive Business Days at any time during such Fiscal Year and (ii) the Agent may cause additional appraisals to be undertaken if in its reasonable discretion it deems such additional appraisals necessary or appropriate, provided that the Credit Parties shall not be obligated to pay for any such additional appraisals pursuant to this clause (ii) unless (A) a Default or Event of Default has occurred and is continuing, or (B) Excess Availability is at any time equal to or less than $30,000,000, in which case any such additional appraisal shall be at the expense of the Credit Parties,

                (j) Section 8.17 Financial Covenants. Section 8.17 (Financial
Covenants) is hereby deleted in its entirety and replaced with the following:

                           ss.8.17. FINANCIAL COVENANTS. At any time when Excess
         Availability is less than $20,000,000 or the Borrowing Base Excess
         Availability is less than $40,000,000, the Parent shall have maintained, as of the end of the most recent period of four consecutive fiscal quarters of the Parent ended prior to such time, a Fixed Charge
         Coverage Ratio of not less than 1.10.

                                       11

                (k) Section 8.19 License Agreements. Paragraph (b) of
Section 8.19 (License Agreements) is hereby amended by (i) deleting "and (v)"
and (ii) inserting in its place the following:

                           , (v) provide the Agent with Written Notice upon
         receiving notice or having knowledge that a License Agreement shall not be renewed and (vi)

                (l) Section 8.22 Cash Management. Section 8.22 (Cash Management)
is hereby amended by (i) deleting paragraphs (g) and (h) in their entirety and inserting in each place "Intentionally Omitted" and (ii) deleting "(g)" in the last paragraph of such section and replacing it with "(f)".

                (m) Section 9.2 Liens. Section 9.2 (Liens) is hereby amended by
(i) deleting "$4,000,000" in paragraph (d) and replacing it with "$6,000,000"
and (ii) inserting at the end of such section the following:

                           (p)  Liens existing on property or assets acquired
         pursuant to a Permitted Acquisition; provided, that, any such
         Indebtedness that is secured by such Liens is otherwise permitted under
         Section 9.3 hereof; and such Liens are not incurred in connection with or contemplation of, such acquisition and do not attach to any other asset of such Borrower, Guarantor or Subsidiary thereof;

                (n) Section 9.4 Loans, Investments and Guarantees. Section 9.4
is hereby amended by (i) deleting "Specialty Store Credit Party" in paragraph
(q) and replacing it with "Credit Party" and (ii) inserting at the end of such section the following:

                           (t)  Permitted Acquisitions;

                (o) Section 9.5 Merger, Sale of Assets, Dissolution, Etc.
Section 9.5 is hereby amended by (x) deleting the "and" at the end of paragraph
(k), (y) deleting the "." at the end of paragraph (m) and inserting in its place
"; and" and (z) inserting at the end of such section the following:

                           (n)  the consummation of Permitted Acquisitions.

                (p) Section 9.18 Capital Stock. Section 9.18 is hereby amended by inserting before the period at the end of such section the following:

                           and Permitted Acquisitions

                (q) Section 12.2 Amendment, Modification and Waiver. Paragraph
(c) of Section 12.2 is hereby amended by inserting before the period at the end of such paragraph the following:

                           ; or

                           (vii)  increase the percentages in the definition of
         Finlay Borrowing Base or Specialty Stores Borrowing Base.

                (r) Exhibit A to Credit Agreement. Exhibit A to the Credit
Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

                                       12

                (s) Exhibit 8.1(p) to Credit Agreement. Exhibit 8.1(p) to the
Credit Agreement is hereby deleted in its entirety and replaced by Exhibit
8.1(p) attached hereto.

         Section 2. Conditions to Effectiveness. This Amendment shall become effective as of the date hereof (the "Effective Date") upon receipt by the Agent of the following:

                (a) Counterparts of this Amendment duly executed by the Agent, each Lender and each Credit Party;

                (b) Opinions of counsel to the Borrowers in form and substance satisfactory to the Agent;

                (c) Such other items from the Credit Parties as the Agent may reasonably request in writing; and

                (d) All fees and expenses of the Agent and the Lenders due and payable by the Borrowers pursuant to the Fee Letter, dated on or about the date hereof, between GE Capital and Finlay.

         Section 3. Representations and Warranties. Each of the Parent and the
Borrowers represents and warrants as follows (which representations and warranties shall survive the execution and delivery of this Amendment):

                (a) Each of the Parent and the Borrowers has taken all
necessary action to authorize the execution, delivery and performance of this
Amendment.

                (b) This Amendment has been duly executed and delivered by the
Parent and the Borrowers. This Amendment and the Credit Agreement as amended hereby constitute the legal, valid and binding obligation of the Parent and the
Borrowers, enforceable against them in accordance with their respective terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equity principles.

                (c) No consent or approval of any person, firm, corporation or entity, and no consent, license, approval or authorization of any governmental authority is or will be required in connection with the execution, delivery, performance, validity or enforcement of this Amendment other than any such consent, approval, license or authorization which has been obtained and remains in full force and effect or where the failure to obtain such consent, license, approval or authorization would not result in a Material Adverse Effect.

                (d) After giving effect to this Amendment, each of the
Borrowers and the Parent is in compliance with all of the various covenants and agreements set forth in the Credit Agreement and each of the other Loan
Documents.
                (e) After giving effect to this Amendment, no event has
occurred and is continuing which constitutes a Default or an Event of Default.

                (f) Attached hereto as Annex B is a true and correct list of all the Consignor Letters entered into by the Credit Parties in accordance with
Section 8.14 of the Credit Agreement and copies of all such Consignor Letters have been delivered by the Borrowers to the Agent as of the Effective Date in
accordance with Section 8.14 of the Credit Agreement.

                                       13

                (g) All representations and warranties contained in the Credit
Agreement and each of the other Loan Documents are true and correct in all material respects as of the date hereof, except to the extent that any representation or warranty relates to a specified date, in which case such are true and correct in all material respects as of the specific date to which such representations and warranties relate.

         Section 4. Effective Date. The amendments to the Credit Agreement contained herein shall become effective as of December 27, 2006 (the "Effective
Date") only at such time as this Amendment has been duly executed by the
Borrowers, the Parent and the Lenders.

         Section 5. Expenses. The Borrowers agrees to pay on demand all costs and expenses, including reasonable attorneys' fees, of the Agent incurred in connection with this Amendment.

         Section 6. Continued Effectiveness. The term "Agreement", "hereof",
"herein" and similar terms as used in the Credit Agreement, and references in the other Loan Documents to the Credit Agreement, shall mean and refer to, from and after the Effective Date, the Credit Agreement as amended by this Amendment.
Each of the Borrowers and the Parent hereby agrees that all of the covenants and agreements contained in the Credit Agreement and the Loan Documents are hereby ratified and confirmed in all respects.

         Section 7. Counterparts. This Amendment may be executed in counterparts, each of which shall be an original, and all of which, taken together, shall constitute a single instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

         Section 8. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to the conflict of laws provisions thereof.

                            [SIGNATURE PAGES FOLLOW]

                                       14

                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be duly executed by their respective officers as of the date first written above.

                                    FINLAY FINE JEWELRY CORPORATION

                                    By: /s/ Bruce Zurlnick
                                       -------------------------------------
                                    Name:  Bruce Zurlnick
                                    Title: SVP & CFO

                                    CARLYLE & CO. JEWELERS

                                    By: /s/ Bruce Zurlnick
                                       --------------------------------------
                                    Name:  Bruce Zurlnick
                                    Title: SVP & CFO

                                    FINLAY ENTERPRISES, INC.

                                    By: /s/ Bruce Zurlnick
                                       --------------------------------------
                                    Name:  Bruce Zurlnick
                                    Title: SVP & CFO

                                    GENERAL ELECTRIC CAPITAL
                                    CORPORATION,
                                    as Lender and as Agent

                                    By:  /s/ Charles Chiodo
                                       -------------------------------------
                                    Name:  Charles Chiodo
                                    Title: Duly Authorized Signatory

                                    JP MORGAN CHASE BANK, NATIONAL ASSOCIATION,
                                    as Lender and Syndication Agent

                                    By:  /s/ Robert Morrow
                                       -------------------------------------
                                    Name:  Robert Morrow
                                    Title: SVP

                      [SIGNATURE PAGE TO AMENDMENT NO. 4]

                                    WELLS FARGO FOOTHILL, LLC,
                                    as Lender

                                    By:  /s/ Yelena Kravchuk
                                       -------------------------------------
                                    Name:  Yelena Kravchuk
                                    Title: AVP

                                    GE BUSINESS CAPITAL CORPORATION,
                                    as Lender

                                    By:  /s/ Charles Chiodo
                                       -------------------------------------
                                    Name:  Charles Chiodo
                                    Title: Duly Authorized Signatory

                      [SIGNATURE PAGE TO AMENDMENT NO. 4]

                                     ANNEX A
                                       TO
                                 AMENDMENT NO. 4
                                 ---------------

================================================================================

                                U.S. $225,000,000

                   THIRD AMENDED AND RESTATED CREDIT AGREEMENT

                            dated as of May 19, 2005,

                                      among

                      GENERAL ELECTRIC CAPITAL CORPORATION,
            individually and in its capacity as administrative agent,

                           JPMORGAN CHASE BANK, N.A.,
             individually and in its capacity as syndication agent,

                            GE CAPITAL MARKETS, INC.,
                in its capacity as lead arranger and bookrunner,

                            CERTAIN OTHER LENDERS AND
                     FINANCIAL INSTITUTIONS PARTIES HERETO,

                         FINLAY FINE JEWELRY CORPORATION

                             CARLYLE & CO. JEWELERS

                                       and

                            FINLAY ENTERPRISES, INC.

================================================================================

The following is a list of omitted schedules and exhibits to the Amendment No. 4 to the Third Amended and Restated Credit Agreement. Finlay agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and
Exchange Commission upon request.

Annex B           -        Consignor Letters

Exhibit A         -        Lenders, Commitments and Initial Eurodollar Offices

Exhibit 8.1(p)    -        Form of Borrowing Base Certificate